UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016, both Aidan M. Collins, a member of Class III of the Board of Directors (the “Board”), and Bruce J Barclay, a member of Class I of the Board, of Semler Scientific, Inc. (the “Company”), notified the Board of their resignation from the Board, including from its Audit Committee, in the case of Mr. Collins, and Audit Committee and Compensation Committee, in the case of Mr. Barclay, each effective as of October 17, 2016. Neither Mr. Collins’s decision nor Mr. Barclay’s decision to resign involved any disagreement with Semler Scientific, Inc., its management or the Board.

The Board accepted both Mr. Collin’s and Mr. Barclay’s resignations and in connection therewith, effective October 18, 2016, the Board decreased the size of the Board from seven to five members. To more evenly allocate the Board among the classes and provide for nominees for reelection to Class I at this year’s Annual Meeting of Stockholders, the Board increased the size of Class I from two to three, both Drs. Leibowitz and Pan resigned from Class II (with terms expiring at the 2017 Annual Meeting of Stockholders) and were immediately appointed by the Board to fill vacancies in Class I. As a result, both Drs. Leibowitz and Pan will stand for election as Class I Directors at the 2016 Annual Meeting of Stockholders. Their resignations and reappointmetns were effected solely to reallocate the directors among the classes of the Board. For all other purposes, their service on the Board is deemed to have continued uninterrupted.

In addition, effective October 18, 2016 and in connection with the reclassification of Drs. Leibowitz and Pan to Class I, the Board also reduced the size of Class II from three to one member, and the size of Class III from two members to one member, such that the directors of the Board are now classified as follows:

•	Class I Directors: Drs. Leibowitz and Pan and Mrs. Semler;
•	Class II Director: Dr. Semler; and
•	Class III Director: Dr. Murphy-Chutorian.

The Board has not yet appointed any directors to the fill the vacancies on the Audit Committee and Compensation Committees created by the departures of Messrs. Barclay and Collins.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2016, pursuant to Article VIII, Section 1 of the Company’s bylaws, the Board adopted amended and restated bylaws (the “Restated Bylaws”) that became effective as of October 18, 2016 adding a new Section 3 to Article II, which aligns the Restated Bylaws with the Amended and Restated Certificate of Incorporation filed on October 30, 2015. The Restated Bylaws include provisions for a classified Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Semler Scientific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Chief Executive Officer

Date: October 21, 2016